Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO AMENDED AND RESTATED LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement, dated as of October 31, 2023 (this “Amendment”), amends the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 7, 2019 (as previously amended by the First Amendment to Amended and Restated Letter of Credit Reimbursement Agreement dated as of October 30, 2020 (the “First Amendment”), the Second Amendment to Amended and Restated Letter of Credit Reimbursement Agreement dated as of November 3, 2021 (the “Second Amendment”), the Third Amendment to Amended and Restated Letter of Credit Reimbursement Agreement dated as of November 1, 2022 (the “Third Amendment”) and as further amended, restated, supplemented or otherwise modified, the “Agreement”), among Renaissance Reinsurance Ltd. (the “Borrower”), various Lenders party thereto, and ING Bank N.V., London Branch, as Agent. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement was amended on the Effective Date to have a stated amount of $290,000,000 and was subsequently amended in connection with the First Amendment to reduce the amount of the Letter of Credit to $225,000,000 and in connection with the Second Amendment to increase the amount of the Letter of Credit to $275,000,000;

WHEREAS, the Borrower has requested that the stated amount of the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement be decreased to $225,000,000 and that the facility be extended;

WHEREAS, from and after the Fourth Amendment Effective Date (as defined below), Citibank Europe plc will no longer be a Lender under the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENTS. As of the Fourth Amendment Effective Date, the Agreement is hereby amended as follows:

1.1 Amendment to Recital. The second WHEREAS clause is amended in its entirety to read as follows:

WHEREAS, the Borrower has requested to amend and restate the Existing Agreement to provide a credit facility for the purpose of issuing letters of credit to provide Funds at Lloyd’s to support the underwriting capacity provided by the Corporate Member to the Supported Syndicate for the 2020 underwriting year of account (and prior open years), following the First Amendment Effective Date, for the 2021 underwriting year of account (and prior open years), following the Second Amendment Effective Date, for the 2022 underwriting year of account (and prior open years), following the Third Amendment Effective Date, for the 2023 underwriting year of account (and prior open years) and following the Fourth Amendment Effective Date, for the 2024 underwriting year of account (and prior open years) (“Permitted Uses”);

1.2 Amendments to Section 1.1.

(a) Clause (f) of the definition of “Full Collateralization Event” in Section 1.1 of the Agreement is amended by deleting the words “December 31, 2023” and inserting “December 31, 2024” therefor.

(b) Section 1.1 of the Agreement is amended by adding the following definitions in alphabetical order:

“Fourth Amendment Effective Date” means October 31, 2023.

1.3 Amendments to Section 2.1.

(a) The first paragraph of Section 2.1(a) of the Agreement is amended in its entirety to read as follows:

(i) On the date of the Existing Agreement, each Lender issued, at the request and for the account of the Borrower, such Lender’s Applicable Percentage of (x) a Letter of Credit denominated in Dollars with a stated amount of $360,000,000, which Letter of Credit was previously amended to have a stated amount of $380,000,000, subsequently amended to have a stated amount of $180,000,000, and subsequently amended to have a stated amount of $255,000,000, and (y) a Letter of Credit denominated in Pounds with a stated amount of £85,000,000, which Letter of Credit was previously cancelled, in each case, to support the obligations of the Corporate Member with respect to the Supported Syndicate; (ii) as of the Effective Date, each Lender agreed to amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $255,000,000 to a stated amount of $290,000,000; (iii) as of the First Amendment Effective Date, each Lender agreed to amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $290,000,000 to a stated amount of $225,000,000; (iv) as of the Second Amendment Effective Date, each Lender agreed to change the stated amount of $225,000,000 to a stated amount of $275,000,000; and (v) as of the Fourth Amendment Effective Date, each Lender agreed to change the stated amount of $275,000,000 to a stated amount of $225,000,000.

(b) Section 2.1(b) of the Agreement is amended in its entirety to read as follows:

(b) The Agent shall not issue a Letter of Credit except with Lloyd’s as the beneficiary thereof. Once an Expiry Notice has been issued or the Letter of Credit has an expiration date occurring on or after December 31, 2027 the Agent shall not amend the date set forth in such Expiry Notice except with the consent of all of the Lenders.

(c) Section 2.1(c) of the Agreement is amended in its entirety to read as follows:

(c) The Agent (i) shall, if the Agent has not already amended the Letter of Credit to have an expiration date on or before December 31, 2027, issue an Expiry Notice no later than December 31, 2023 for the outstanding Letters of Credit and (ii) may, and upon the request of the Required Lenders shall, issue an Expiry Notice when a Default has occurred and is continuing; provided, however, that upon the occurrence of a Default pursuant to Section 10.1(e) or 10.1(f), the Agent shall immediately issue an Expiry Notice.

1.4 Amendment to Section 11. The following new Section 11.12 is added to the end of Section 11 of the Agreement:

SECTION 11.12 Erroneous Payments.

(a) If the Agent (x) notifies a Lender or any Person (other than the Borrower) who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns) , a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 11.12, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 11.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 11.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.12(a) or on whether or not an Erroneous Payment has been made.

(c)

Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Agent to such Lender under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under the immediately preceding clause (a).

(d)

The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 11.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from, or on behalf of (including through the exercise of remedies under any Credit Document), the Borrower for the purpose of a payment on the Obligations.

(e)

To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f)

Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Letter of Credit and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

1.5	Amendment to Schedule 2.1. Schedule 2.1 of the Agreement is hereby replaced with Schedule 2.1 hereto.

2. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders that:

(a) Authorization. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform and observe the terms and conditions stated herein and in the Agreement, and the Borrower has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Amendment and the Agreement, as amended hereby.

(b) No Conflict. The Borrower’s execution, delivery and performance of this Amendment do not and will not: (i) violate or contravene its Organizational Documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound.

(c) Governmental Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Borrower in connection with the execution and delivery by the Borrower of this Amendment or the issuance by the Lenders of any Letter of Credit, or amendment thereto, or other Obligations for the account of the Borrower pursuant to the Agreement, as amended by this Amendment, except for those which have been duly obtained, taken, given or made and are in full force and effect.

(d) Enforceability. This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and good faith and fair dealing.

(e) Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 7 of the Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty was true and correct as of such date).

(f) No Default. No Default, Event of Default, Full Collateralization Event or Partial Collateralization Event exists or will exist after giving effect to this Amendment, unless with respect to Partial Collateralization Events, Eligible Collateral with a Collateral Value at least equal to the Required Collateral Account has been deposited into the Collateral Account.

3. Effectiveness. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when the Agent has received each of the following, in form and substance satisfactory to the Agent:

(a) counterparts of this Amendment signed by the Borrower and each other party hereto;

(b) certified copies of all documents evidencing any necessary corporate (or other similar) action, and any material third-party consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower of this Amendment;

(c) confirmation that (i) there have been no changes to the articles or certificate of formation (or similar charter document) and the bylaws or operating agreement (or similar governing documents) of the Borrower since the Effective Date and (ii) the resolutions delivered to the Agent on or around the date hereof remain in full force and effect;

(d) an opinion letter of Sidley Austin LLP addressed to the Lenders and the Agent;

(e) confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s;

(f) the Borrower shall have delivered to the Agent a Letter of Credit Application with respect to the extension of the Letter of Credit;

(g) all amounts that are then due and payable pursuant to Section 3 and Section 12.4 of the Agreement shall have been paid;

(h) receipt by each Lender of the fees described in the fee letter dated the date hereof executed by the Agent, the Lenders and the Borrower; and

(i) such other documents as Agent or any Lender may reasonably request, including any documentation and other information required by a Lender with respect to “know your customer” and anti-money laundering rules and regulations.

4. Miscellaneous.

(a) On and after the date hereof, as used in the Agreement, “hereinafter,” “hereto,” “hereof” and words of like import and all references in the Agreement, the other Credit Documents and the respective exhibits and schedules thereto shall, unless the context otherwise requires, be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

(b) Except as expressly amended hereby, the parties hereto agree that the Agreement is ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with its terms and that all provisions of this Amendment are the legally binding and enforceable agreements of the parties hereto and their permitted successors and assigns. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of Borrower’s Obligations under or in connection with the Agreement or any of the other Credit Documents or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens on any Collateral for the Obligations. The Borrower confirms and agrees that each of the Security Agreement, the Letter of Credit Applications, the Fee Letters and the Collateral Documents remains in full force and effect and is hereby ratified and confirmed in all respects with regard to the Agreement, as amended by this Amendment.

(c) This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d) The provisions of Sections 12.15 and 12.16 of the Agreement regarding, among other things, jurisdiction, service of process and waiver of trial by jury, shall apply to this Amendment as if the same were set out in full herein in this place.

(e) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

(f) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(g) This Amendment is a Credit Document.

(h) As of the Fourth Amendment Effective Date, Citibank Europe plc is no longer a Lender under the Agreement, the Applicable Percentages shall be reallocated in the Agreement and in the Letter of Credit, and Citibank Europe plc shall cease to be a party to the Agreement. The Letter of Credit will be amended to remove Citibank Europe plc as an issuer of the Letter of Credit.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By:	/s/ Matthew W. Neuber
Name:	Matthew W. Neuber
Title:	Senior Vice President & Corporate Treasurer

Signature Page to Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement

ING BANK N.V., LONDON BRANCH., as Agent

By:	/s/ Thomas Lockhart-Boyd
Name:	Thomas Lockhart-Boyd
Title:	Loans Agency

By:	/s/ Sally Hayward
Name:	Sally Hayward
Title:	Loans Agency

Signature Page to Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement

ING BANK N.V., LONDON BRANCH., and a Lender

By:	/s/ M. Sharman
Name:	M. Sharman
Title:	Managing Director

By:	/s/ E. Riche
Name:	E. Riche
Title:	Managing Director

Signature Page to Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement

BANK OF MONTREAL, LONDON BRANCH, as Lender

By:	/s/ William Smith
Name:	William Smith
Title:	MD

By:	/s/ Scott Matthews
Name:	Scott Matthews
Title:	CFO

Signature Page to Fourth Amendment to Amended and Restated Letter of Credit Reimbursement Agreement